Exhibit 99.1

April 10, 2025

Janover Purchases Approximately $4.6 Million of Solana (SOL) as Part of New Treasury Strategy

BOCA RATON, FL — April 10, 2025 — Janover Inc. (Nasdaq: JNVR) (“Janover” or the “Company”) announced today the purchase of approximately $4.6 million Solana (SOL) — the first execution under its newly adopted digital asset treasury strategy.

The Company will begin staking its SOL position immediately, generating revenue while supporting the Solana network. This marks the first allocation of capital from the Company’s recently completed $42 million financing round and reflects management’s commitment to deploy capital efficiently when market conditions are attractive.

“Our aim is to be the most efficient and transparent vehicle for crypto accumulation in the public markets,” said Joseph Onorati, CEO of Janover. “Executing our first SOL purchase within days of completing our restructuring reflects that commitment.”

The Board of Directors approved the Company’s new treasury policy on April 4, 2025, authorizing long-term accumulation of cryptoassets starting with Solana. The Company also aims to operate one or more Solana validators, enabling it to stake its treasury assets, participate in securing the network, and earn rewards that can be reinvested.

“Speed and clarity of execution are central to our model,” said Parker White, COO & CIO. “We plan to continue building our SOL position as we scale our strategy — and we believe today’s market conditions offered a compelling opportunity to take our first step.”

Further details about the transaction will be included in the Company’s upcoming regulatory filings.

About Janover Inc.

Janover Inc. (Nasdaq: JNVR) has adopted a treasury policy under which the principal holding in its treasury reserve on the balance sheet will be allocated to Solana (SOL). In adopting its new treasury policy, the Company intends to provide investors a way to access the Solana ecosystem. The Company’s treasury policy is expected to provide investors economic exposure to SOL investment.

We are an AI-powered online platform that connects the commercial real estate industry by providing data and software subscriptions as well as value-add services to multifamily and commercial property professionals as we connect the increasingly complex ecosystem that stakeholders have to manage.

We currently serve more than one million web users annually, including multifamily and commercial property owners and developers applying for billions of dollars of debt financing per year, professional service providers, and thousands of multifamily and commercial property lenders including more than 10% of the banks in America, credit unions, real estate investment trusts (“REITs”), debt funds, Fannie Mae® and Freddie Mac® multifamily lenders, FHA multifamily lenders, commercial mortgage-backed securities (“CMBS”) lenders, Small Business Administration (“SBA”) lenders, and more. Our data and software offerings are generally offered on a subscription basis as software as a service (“SaaS”).

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “believe,” “project,” “estimate,” “expect,” strategy,” “future,” “likely,” “may,”, “should,” “will” and similar references to future periods. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) fluctuations in the market price of SOL and any associated impairment charges that the Company may incur as a result of a decrease in the market price of SOL below the value at which the Company’s SOL are carried on its balance sheet; (ii) the effect of and uncertainties related the ongoing volatility in interest rates; (iii) our ability to achieve and maintain profitability in the future; (iv) the impact on our business of the regulatory environment and complexities with compliance related to such environment including changes in securities laws or other laws or regulations; (v) changes in the accounting treatment relating to the Company’s SOL holdings; (vi) our ability to respond to general economic conditions; (vii) our ability to manage our growth effectively and our expectations regarding the development and expansion of our business; (viii) our ability to access sources of capital, including debt financing and other sources of capital to finance operations and growth and (ix) other risks and uncertainties more fully in the section captioned “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and other reports we file with the SEC. As a result of these matters, changes in facts, assumptions not being realized or other circumstances, the Company’s actual results may differ materially from the expected results discussed in the forward-looking statements contained in this press release. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

Investor Contact:

ir@defidevcorp.com

Media Contact:

Prosek Partners

pro-ddc@prosek.com